China Education Alliance, Inc. Announces Third Quarter 2008 Results

Third Quarter Highlights:

•	Net revenue of $7.1 million, an increase of 39.2% from $5.1 million in third quarter 2007
•	Gross profit of $5.8 million, an increase of 41.4% from $4.1 million in the third quarter 2007
•	Gross margin of 80.7%, as compared to 80.9% from the third quarter of 2007
•	Net income of $2.8 million, an increase of 27.3% from $2.2 million in 2007
•	Fully diluted earnings per share was $0.11, flat from the third quarter 2007

HARBIN, Heilongjiang, China, November 14 -- China Education Alliance, Inc. (OTC Bulletin Board: CEUA) ("China Education Alliance" or "the Company"), a leading distributor of exam oriented educational resources, offering high-quality materials and training and tutoring services through both online networks and on-site training center in China, today reported financial results for the third quarter ended September 30, 2008.

Xiqun Yu, Chairman and CEO of China Education Alliance, commented "We experienced a significant increase in revenue this quarter led by our online education business as we continue to dominate the online education business in Heilongjiang Province and expand into surrounding provinces. In the third quarter 2008, we successfully executed on our expansion plan in the cities of Mu Dan Jiang and Qi Qi Ha Er. China Education Alliance continues to leverage its expertise in the education sector, maintain a strong balance sheet, and ability to access capital to further enhance its market position.”

Financial Results for the Third Quarter ended September 30, 2008

For the third quarter 2008, China Education Alliance reported net revenue of $7.1 million, representing a 39.2% increase over $5.1 million revenue reported in the third quarter of 2007 and a 57.8% increase over the $4.5 million revenue reported in the second quarter of 2008. The increase in revenue was attributed to an increase of $1.5 million from on-line business and an increase of $0.5 million from on-site business. In addition, we have several new programs in vocational training including two new on-site training centers in Mu Dan Jiang and Qi Qi Ha Er.

Gross profit increased to $5.8 million in the third quarter, up 41.4% from $4.1 million in the same quarter of 2007 and up 56.8% from the $3.7 million in the second quarter of 2008. Gross margin was 80.7% in the third quarter of 2008, down 0.2 basis points year-over-year and down 2.8 basis points, sequentially.

Net income for the third quarter of 2008 was $2.8 million, up 27.3% from $2.2 million in the same period last year, and up 64.7% from $1.7 million in the previous quarter. This represents fully diluted earnings per share of $0.11, compared to $0.11 in the third quarter of 2007, and $0.07 in the second quarter of 2008.

Operating income for the third quarter of 2008 was $2.9 million, up 38% from $2.1 million in the same period last year, and up 61% from $1.8 million in the previous quarter.

As of September 30, 2008, China Education Alliance, Inc. had $20 million in cash and cash equivalents, $21.7 million in working capital, and no long-term debt. Shareholders’ equity was approximately $30 million up from $18.6 million at December 31, 2007. The company generated $6.3 million in cash flow from operating activities in the third quarter of 2008.

Financial Results for the Nine Months ended September 30, 2008

For the first nine months of 2008, total revenue was $15.7 million, up 25.6% from $12.5 million in the previous year. Online education revenue was $12.1 million, up 21% from $10 million in the previous year and represented 77% of total revenue. The training center business contributed 23% of revenue or $3.6 million, as compared to 38.5% of revenue or $2.6 million for the first nine months of 2007. Gross profit for the first nine months of 2008 was $12.7 million, up 29.6% from gross profit of $9.8 million in the comparable period a year ago. Gross margin was 81.2% compared to 78.4% for the first nine months of 2007. Income from operations for the nine-months of 2008 was $6.2 million, up 19.2% from $5.2 million from the year ago period. Net income for the first nine months of 2008 was $6.3 million or $0.26 fully diluted earnings per share compared to $4.5 million or $0.22 for the comparable 2007 period.

Business Outlook

Mr. Yu commented, “In the third quarter, despite a challenging economic environment, we experienced significant growth in both online and on site exam orientated training. We continue to make progress in the expansion and establishment of additional English language and vocational training centers.

Despite the difficult financial economic environment, we continue to see opportunities for growth going into 2009. We remain fully confident that we can continue our growth trend in the final quarter of 2008 and into 2009. We will continue to provide exam-oriented education by targeting the 10 million students, ages 7-18, in the northeast region of China, and increasing our market share in these areas. We will continue to expand our language training business and expect to reach our stated goal of 10 branches by the end of 2008 and 20 total branches by the end of 2009. In addition, Scientific Discovery is expected to generate considerable revenues in Q4, and will continue to help us promote the China Education Alliance brand and facilitate our nationwide expansion."

Investor Conference Call / Webcast Details

The Company’s management will review detailed third quarter 2008 results on Friday, November 14, 2008 at 8:30 AM EST (9:30 PM, Friday, November 14, Beijing time). The conference dial-in numbers are +1-617-213-8841 (international) and 1-866-202-0886 (U.S. domestic). The passcode to access the conference call is 37608714. The playback will be available beginning two hours after the conclusion of the conference call and will be accessible by dialing +1-617-801-6888 (international) and 1-888-286-8010 (U.S. domestic). The passcode number to access the replay is 30602427.

About China Education Alliance, Inc.
China Education Alliance, Inc. is a fast growing, leading China-based company offering high-quality education resources and services to students ages 7 to 18 and adults ages 18+. For students ages 7 to 18, China Education Alliance, Inc. offers supplemental online exam-oriented training materials and on-site exam-oriented training and tutoring services. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam orientated resources and on-site tutoring is to help Chinese students ages 11 to 18 to pass the two most important, and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and Accounting training programs. In addition, as of April 2008, the Company has acquired 70% of the ‘World Exchange College of Language’ English training business, headquartered in Toronto with sites expanding across China. Their comprehensive English programs are designed to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. For more information about CEUA, please visit www.chinaeducationalliance.com

Contact: China Education Alliance, Inc. Susan Liu Chief Financial Officer Tel: +1-778-388-8513 ail: susan@edu-chn.com	Investor Relations: Lauren Milner The Ruth Group Tel: +646-536-7026 Email: lmilner@theruthgroup.com
Safe Harbor Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

-Financial Tables Attached-

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three months ended September 30		Nine months ended September 30
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Online education revenues	$5,126,456	$3,613,550	$12,067,183	$9,958,203
Training center revenues	2,019,933	1,474,969	3,608,317	2,566,298
Total revenue	7,146,389	5,088,519	15,675,500	12,524,501

Cost of Goods Sold
Online education costs	714,995	568,334	1,622,862	1,855,951
Training center costs	667,066	402,225	1,321,523	848,314
Total cost of goods sold	1,382,061	970,559	2,944,385	2,704,265

Gross Profit
Online education gross profit	4,411,461	3,045,216	10,444,321	8,102,252
Training center gross profit	1,352,867	1,072,744	2,286,794	1,717,984
Total gross profit	5,764,328	4,117,960	12,731,115	9,820,236

Operating Expenses
Selling expenses	2,352,018	1,573,632	4,965,036	3,412,798
Administrative	288,083	317,407	935,830	913,073
Depreciation and amortization	264,988	128,124	680,819	341,301
Total operating expenses	2,905,089	2,019,163	6,581,685	4,667,172

Other Income (Expense)
Other Income	5,570	243,156	534,067	298,650
Interest income	37,991	18,253	94,427	34,339
Interest expense	-	(49,094)	-	(542,173)
Total other income (expense)	43,561	212,315	628,494	(209,184)

Net Income Before Provision for Income Tax	2,902,800	2,311,112	6,777,924	4,943,880

Provision for Income Taxes
Current	145,889	158,469	451,097	395,214

Net Income	$2,756,911	$2,152,643	$6,326,827	$4,548,666

Basic Earnings Per Share	$0.13	$0.11	$0.30	$0.24

Basic Weighted Average Shares Outstanding	21,434,129	19,321,667	21,434,129	19,319,249

Diluted Earnings Per Share	$0.11	$0.11	$0.26	$0.22

Diluted Weighted Average Shares Outstanding	24,176,509	20,284,937	24,796,069	20,282,519

The Components of Other Comprehensive Income
Net Income	$2,756,911	$2,152,643	$6,326,827	$4,548,666
Foreign currency translation adjustment	80,723	(210,170)	1,412,564	48,596

Comprehensive Income	$2,837,634	$1,942,473	$7,739,391	$4,597,262

China Education Alliance, Inc. and Subsidiaries
Consolidated Balance Sheet

	September 30, 2008	December 31, 2007
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$20,048,307	$11,778,954
Advances to related parties	1,052,269	108,536
Other receivable	296,276	-
Prepaid expenses	2,585,740	1,612,779
Total current assets	23,982,591	13,500,269

Property and equipment, net	6,374,735	6,186,824
Intangible, net	1,901,123	623,560
Long term investment	431,831	-
	$32,690,281	$20,310,653

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$712,727	$423,109
Deferred revenues	1,996,566	1,245,507
Total current liabilities	2,709,293	1,668,616

Stockholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized, of 7,597,645 and 9,397,645 issued and outstanding, respectively, aggregate liquidation preference of $2,717,152 and $3,383,152, respectively	3,010,144	3,677,944
Common stock ($0.001 par value, 150,000,000 shares authorized, 21,892,631 and 19,409,830, issued and outstanding, respectively	21,893	19,410
Additional paid-in capital	10,642,986	6,378,110
Statutory reserve
Accumulated other comprehensive income	2,656,105	1,243,541
Retained earnings	13,649,860	7,323,032
Total stockholders' equity	29,980,988	18,642,037
	$32,690,281	$20,310,653

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended September 30
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net Income	$6,326,827	$4,548,666
Adjustments to reconcile net cash provided by operating activities
Depreciation and amortization	1,193,275	601,441
Amortization of loan discount - warrants attached to loans	-	420,639
Warrants issued for services	-	12,371
Stock issued for services	-	15,900
Other receivables	(296,276)	40,535
Prepaid expenses and other	(972,961)	(90,338)
Accounts payable and accrued liabilities	289,618	239,609
Deferred revenue	751,059	1,468,542
Net cash provided by operating activities	7,291,542	7,257,365

Cash flows from investing activities
Purchases of fixed assets	(994,181)	(1,738,502)
Purchases of intangible assets	(732,569)	-
Long-term investment	(431,831)	-
Net Cash (used in ) investing activities	(2,158,581)	(1,738,502)

Cash flows from financing activities
Warrants exercised	2,667,559	-
Proceeds from loans	-	3,400,000
Payments on loans	-	(1,530,000)
Advances from (payments to) related parties	(943,733)	(237,443)
Net cash provided by financing activities	1,723,826	1,632,557

Effect of exchange rate	1,412,566	293,316

Net increase in cash	8,269,353	7,444,736

Cash and cash equivalents at beginning of year	11,778,954	1,838,339

Cash and cash equivalents at end of year	$20,048,307	$9,283,075

Supplemental disclosure of cash flow information:
Interest paid	$-	$297,838
Taxes paid	$94,737	$-
Stock issued for Services	-	15,900
Value of warrants issued for services	$-	$12,371

Non-cash investing and financing activities:
Conversion of preferred stock to common	$667,800	$339,076

China Education Alliance to Present at Roth Capital
China Comes to Vegas Conference

Harbin, China, November 14, 2008 - China Education Alliance, Inc. (OTC Bulletin Board: CEUA) (“China Education Alliance” or “The Company”), a leading distributor of educational resources, offering high quality programs and training both through online networks and an on-site training center in China, today, announced that the Company will present at the Roth Capital China Comes to Vegas Conference on November 21, 2008 at 8:30 a.m. PST. Ms. Susan Liu, Chief Financial Officer, will be presenting.

Place:	Wynn Hotel, Las Vegas
Date:	Friday, November 21st
Time:	8:30 a.m., PST

About China Education Alliance, Inc.:
China Education Alliance, Inc. is a fast growing, leading China-based company offering high-quality education resources and services to students ages 7 to 18 and adults ages 18+. For students ages 7 to 18, China Education Alliance, Inc. offers supplemental online exam-oriented training materials and on-site exam-oriented training and tutoring services. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam orientated resources and on-site tutoring is to help Chinese students ages 7 to 18 to pass the two most important, and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and Accounting training programs. In addition, as of April 2008, the Company has acquired 70% of the ‘World Exchange College of Language’ English training business, headquartered in Toronto with sites expanding across China. Their comprehensive English programs are designed to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. For more information about CEUA, please visit www.chinaeducationalliance.com.

Safe Harbor Statement:
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release; readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
-End-
Press Contacts:

China Education Alliance, Inc.

Company Contact: Ms. Susan Liu Chief Financial Officer China Education Alliance, Inc. Tel: +001-778-388-8513 Email: susan@edu-chn.com	Investor Relations Contact: Lauren Milner The Ruth Group Tel: +646-536-7026 Email: lmilner@theruthgroup.com